UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2003

GETTY IMAGES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23747	98-0177556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N. 34th Street

Seattle, WA 98103

(Address of Principal Executive Offices)

(Zip Code)

(206) 925-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

Getty Images, Inc., a Delaware corporation (the “company”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission the company’s press release, dated June 9, 2003, announcing that the company has issued a notice of redemption with respect to $250 million aggregate principal amount of 5% Convertible Subordinated Notes due 2007 (the “Notes”). The company will use the net proceeds from the offering of its 0.5% Convertible Subordinated Debentures due 2023, which closed on June 9, 2003, to pay the redemption price for the Notes. Copies of the press release and notice of redemption issued by the company on June 9, 2003, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release, dated June 9, 2003.

99.2	Notice of Redemption of the Company’s 5% Convertible Subordinated Notes due 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

Date: June 9, 2003	By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release, dated June 9, 2003.

99.2	Notice of Redemption of the Company’s 5% Convertible Subordinated Notes due 2007.